UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 31, 2000
Date of Report (Date of Earliest Event Reported)

CASTLEGUARD ENERGY, INC.

State of Florida	0-5525	75-2615565
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Greenville Avenue, Suite 203, Dallas, TX (Address of principal executive offices)		75206 (Zip Code)

(214) 361-1755
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

On September 7, 1999, Castleguard Energy Inc. implemented a Private Placement to issue up to four million shares of its common stock to non-U.S. investors under Regulation S of the Securities Act of 1933 (the "Act" ) at US$.05 per share for a maximum total of US$200,000. The shares issued pursuant to this private placement are restricted from being freely traded for one year from the date of issuance. This private placement was completed May 1, 2000 with the sale of 3,900,000 shares for $195,000. The proceeds of the recently completed private placement were used for general operating capital and to fund the development of the company's oil and gas properties.

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASTLEGUARD ENERGY, INC.

June 5, 2000
BY: Bob G. Honea, Director/President